UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)        October 14, 2003

SCAPPLE, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of Incorporation)	0-30311 (Commission File Number)	98-0401805 (IRS Employer ID No.)

355 Lantana Blvd., Suite 115 Camarillo, CA	93010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code        (604) 649 8166

34A 2755 Lougheed Hwy #142
Port Coquitlam, British Columbia V3B 5Y9

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  - Corporate Governance and Management

Item 5.01.   Change in Control of Registrant

A change of control of Scapple, Inc., a New Jersey corporation (the "Registrant") became effective on October 14, 2003. Pursuant to an agreement entered into between the Registrant's then sole shareholder, Kent MacKay, on the one hand, and the purchasers on the other, Mr. MacKay sold 100,000 of the Registrant's common stock, which constituted 100% of the outstanding capital stock of the Registrant, to the purchasers for a total consideration of $22,500.

The purchasing shareholders assumed control of the Registrant as of October 14, 2003. Ownership and control of the Registrant is now held as follows: Mr. David Feurborn owns 50,000 shares, or 50% for a purchase price of $11,250; Mr. Thomas Jennings owns 50,000 shares, or 50% for a purchase price of $11,250. Each of the purchasing shareholders used their personal funds for the purchase.

Item 5.02.   Departure of President and Director; Appointment of Officer and Director

Effective October 14, 2003, Kent MacKay, the Registrant's sole executive officer and director, resigned. The reason for Mr. MacKay's resignations was the sale of all of his financial interest in the Registrant and pursuit of other business matters. At the time of the resignation, Mr. MacKay did not have any disagreements with the Registrant on any manner related to the Registrant's policies, operations or practices.

Effective October 14, 2003, David J. Feuerborn was appointed Chief Executive Officer and Treasurer of the Registrant, and was appointed to the Registrant's Board of Directors. Also effective October 14, 2003, Thomas Jennings was appointed Secretary of the Registrant.

David J. Feuerborn
Birthdate: 7/20/60

Education:
1978 Camarillo H.S., Camarillo, California
1984 Ventura Moorpark College, Audio Engineering

Experience: 1992 - Present:

Mr. Feuerborn is the Founder and CEO of Natural Resource Recyclers, Inc., a hazardous hydrocarbon waste environmental cleanup company. His duties have entailed all aspects of research and development for a series of nontoxic formulations designed to remove harmful hydrocarbon waste. Mr. Feuerborn oversees product development and implementation as well as design of new delivery and recovery systems.

Work experience has been ongoing since 1992 in Villa Hermosa, Mexico with the cleanup and recovery of oil sludge ponds and water purification.

Thomas R. Jennings
Birthdate: 3/31/56

Education: Los Alamitos H.S., Orange, California
Licenses: A, B and Hazardous Waste Removal, Asbestos Classifications, Chemical
and Environmental Fire Suppression

1982 - Present:

Founder of Jennco Environmental Construction Inc., an environmental remediation and general contracting construction company. His duties have been to oversee and perform the redemption and removal of hazardous substances in compliance with OSHA 29 CFR 1910.120 from an administrative and functional standpoint.

Work experience includes the recovery of hazardous hydrocarbon from soil and condemned underground fuel storage tanks at numerous jobsites in the Southern California area.

1992 - Present:

Mr. Jennings is Founder and President of Natural Resource Recyclers, Inc. a hazardous hydrocarbon waste environmental cleanup company. His duties include the operational employment of the nontoxic formulations in extracting hazardous toxic hydrocarbon waste form oil storage tanks and contaminated land sites.

Work experience has been ongoing since 1992 in Villa Hermosa, Mexico with the cleanup and recovery of oil sludge ponds and water purification. Additional worksites have been in the southern California area with the employment of the nontoxic formulations in hazardous toxic hydrocarbon waste cleanup.

Neither Mr. Feurborn nor Mr. Jennings have a written employment agreement with the Registrant. Messrs. Feurborn and Jennings have not received any compensation for their services in the past, and are not accruing any compensation for their services at this time pursuant to any agreement with the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

SCAPPLE, INC.

By:    /s/

Name:
Title:  President

Date:   October 18, 2004